Exhibit 99

UNITED TECHNOLOGIES REPORTS FIRST QUARTER 2019 RESULTS;
RAISES 2019 ADJUSTED EPS OUTLOOK

Continued organic sales growth momentum across all four business units;
Performance of recently acquired Rockwell Collins exceeds expectations;
Raises adjusted EPS and reaffirms sales and free cash flow outlook for 2019

•	Sales of $18.4 billion, up 20 percent versus prior year including 8 percent organic growth

•	GAAP EPS of $1.56, down 4 percent versus prior year including 10 percentage points of headwind from a Rockwell Collins inventory step-up amortization charge

•	Adjusted EPS of $1.91, up 8 percent versus prior year

FARMINGTON, Conn., April 23, 2019 - United Technologies Corp. (NYSE:UTX) reported first quarter 2019 results and increased its full year adjusted EPS outlook for 2019.

“United Technologies is off to a strong start in 2019,” said UTC Chairman and Chief Executive Officer Gregory Hayes. “Sales were up 20 percent with all four businesses contributing to the robust 8 percent organic growth in the quarter. Earnings and cash flow exceeded our expectations for the quarter reinforcing our confidence in the full year financial outlook, including our improved adjusted EPS range of $7.80 to $8.00.”

Hayes continued, “We made significant progress this quarter on the integration of Rockwell Collins and saw excellent performance from the combined Collins Aerospace business. Preparations for our portfolio separation are progressing well, and we remain on track to establish Otis and Carrier as independent companies in the first half of 2020.”

First quarter sales of $18.4 billion were up 20 percent over the prior year, including 8 points of organic sales growth and 15 points of acquisition benefit offset by 3 points of foreign exchange headwind. GAAP EPS of $1.56 was down 4 percent versus the prior year and included 25 cents of nonrecurring charges and 10 cents of restructuring. Nonrecurring charges included 16 cents of Rockwell Collins inventory step-up amortization, 6 cents of costs related to the UTC portfolio separation activities and 3 cents of other net charges. Adjusted EPS of $1.91 was up 8 percent. First quarter results exceeded expectations primarily due to better than expected Collins Aerospace and Otis results as well as a slightly favorable effective tax rate.

Net income in the quarter was $1.3 billion, up 4 percent versus the prior year. Cash flow from operations was $1.5 billion and capital expenditures were $363 million, resulting in free cash flow of $1.1 billion.

In the quarter, Collins Aerospace commercial aftermarket sales were up 64 percent and up 9 percent organically. Collins Aerospace commercial aftermarket sales were up 12 percent on a pro forma basis including Rockwell Collins. Pratt & Whitney commercial aftermarket sales were up 1 percent. Pratt & Whitney continues to expect commercial aftermarket sales to be up mid-single digits for the full year. Equipment orders at Carrier were down 2 percent organically in the quarter after being up 10 percent in the first quarter of 2018. Otis new equipment orders were down 1 percent at constant currency in the quarter and up 3 percent on a rolling twelve month basis.

UTC updates its 2019 outlook and now anticipates:

•	Adjusted EPS of $7.80 to $8.00, up from $7.70 to $8.00;*

•
There is no change in the Company’s previously provided 2019 expectations for sales of $75.5 to $77.0 billion, including organic sales growth of 3 to 5 percent and free cash flow of $4.5 to $5.0 billion, including $1.5 billion of one-time cash payments related to the portfolio separation.*

*Note: When we provide expectations for adjusted EPS, the adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

United Technologies Corp., based in Farmington, Connecticut, provides high technology products and services to the building and aerospace industries. By combining a passion for science with precision engineering, the company is creating smart, sustainable solutions the world needs. Additional information, including a webcast, is available at www.utc.com or https://edge.media-server.com/m6/p/je6zhxxa, or to listen to the earnings call by phone, dial (877) 280-7280 between 8:10 a.m. and 8:30 a.m. ET. To learn more about UTC, visit the website or follow the company on Twitter: @UTC

Use and Definitions of Non-GAAP Financial Measures
United Technologies Corporation reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP").

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted net sales, organic sales, adjusted operating profit, adjusted net income, adjusted earnings per share (“EPS”), and the adjusted effective tax rate are non-GAAP financial measures. Adjusted net sales represents consolidated net sales from continuing operations (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (hereinafter referred to as “other significant items”). Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), excluding restructuring costs and other significant items. The adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding restructuring costs and other significant items. For the business segments, when applicable, adjustments of net sales, operating profit and margins similarly reflect continuing operations, excluding restructuring and other significant items. Management believes that the non-GAAP measures just mentioned are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

When we provide our expectation for adjusted EPS, adjusted operating profit, adjusted effective tax rate, organic sales and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as "believe," "expect," "expectations," "plans," "strategy," "prospects," "estimate," "project," "target," "anticipate," "will," "should," "see," "guidance," "outlook," "confident," “on track” and other words of similar meaning in connection with a discussion of future operating or financial performance or of the separation transactions. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of United Technologies or the independent companies following United Technologies’ expected separation into three independent companies, the anticipated benefits of the acquisition of Rockwell Collins or the separation transactions, including estimated synergies resulting from the Rockwell Collins transaction, the expected timing of completion of the separation transactions, estimated costs associated with such transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services; (3) the scope, nature, impact or timing of the expected separation transactions and other acquisition and divestiture activity, including among other things integration of acquired businesses into United Technologies’ existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses; (4) future levels of indebtedness, including indebtedness that may be incurred in connection with the expected separation transactions, and capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure; (6) the timing and scope of future repurchases of our common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) delays and disruption in delivery of materials and services from suppliers; (8) company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof; (9) new business and investment opportunities; (10) our ability to realize the intended benefits of organizational changes; (11) the anticipated benefits of diversification and balance of operations across product lines, regions and industries; (12) the outcome of legal proceedings, investigations and other contingencies; (13) pension plan assumptions and future contributions; (14) the impact of the negotiation of collective bargaining agreements and labor disputes; (15) the effect of changes in political conditions in the U.S. and other countries in which United Technologies and its businesses operate, including the effect of changes in U.S. trade policies or the U.K.’s pending withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (16) the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the Tax Cuts and

Jobs Act of 2017), environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which United Technologies and its businesses operate; (17) negative effects of the Rockwell Collins acquisition or of the announcement or pendency of the separation transactions on the market price of United Technologies’ common stock and/or on its financial performance; (18) risks relating to the integration of Rockwell Collins, including the risk that the integration may be more difficult, time-consuming or costly than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all; (20) the ability of United Technologies to retain and hire key personnel; (21) the expected benefits and timing of the separation transactions, and the risk that conditions to the separation transactions will not be satisfied and/or that the separation transactions will not be completed within the expected time frame, on the expected terms or at all; (22) the expected qualification of the separation transactions as tax-free transactions for U.S. federal income tax purposes; (23) the possibility that any consents or approvals required in connection with the expected separation transactions will not be received or obtained within the expected time frame, on the expected terms or at all; (24) expected financing transactions undertaken in connection with the separation transactions and risks associated with additional indebtedness; (25) the risk that dissynergy costs, costs of restructuring transactions and other costs incurred in connection with the separation transactions will exceed our estimates; and (26) the impact of the expected separation transactions on our businesses and the risk that the separation transactions may be more difficult, time-consuming or costly than expected, including the impact on our resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. There can be no assurance that the separation transactions or any other transaction described above will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on Forms S-4, 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and United Technologies assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts)	2019	2018
Net Sales	$18,365	$15,242
Costs and Expenses:
Cost of products and services sold	13,707	11,280
Research and development	728	554
Selling, general and administrative	1,997	1,711
Total Costs and Expenses	16,432	13,545
Other income, net	112	231
Operating profit	2,045	1,928
Non-service pension (benefit)	(208)	(191)
Interest expense, net	431	229
Income from operations before income taxes	1,822	1,890
Income tax expense	397	522
Net income from operations	1,425	1,368
Less: Noncontrolling interest in subsidiaries' earnings from operations	79	71
Net income attributable to common shareowners	$1,346	$1,297
Earnings Per Share of Common Stock:
Basic	$1.58	$1.64
Diluted	$1.56	$1.62
Weighted Average Number of Shares Outstanding:
Basic shares	853	790
Diluted shares	861	800
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2019	2018
Net Sales
Otis	$3,096	$3,037
Carrier	4,323	4,376
Pratt & Whitney	4,817	4,329
Collins Aerospace Systems	6,513	3,817
Segment Sales	18,749	15,559
Eliminations and other	(384)	(317)
Consolidated Net Sales	$18,365	$15,242

Operating Profit
Otis	$426	$450
Carrier	529	592
Pratt & Whitney	433	413
Collins Aerospace Systems	856	588
Segment Operating Profit	2,244	2,043
Eliminations and other	(101)	(11)
General corporate expenses	(98)	(104)
Consolidated Operating Profit	$2,045	$1,928

Segment Operating Profit Margin
Otis	13.8%	14.8%
Carrier	12.2%	13.5%
Pratt & Whitney	9.0%	9.5%
Collins Aerospace Systems	13.1%	15.4%
Segment Operating Profit Margin	12.0%	13.1%

United Technologies Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Results

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2019	2018
Income from operations attributable to common shareowners	$1,346	$1,297
Restructuring Costs included in Operating Profit:
Otis	(25)	(26)
Carrier	(33)	(14)
Pratt & Whitney	(14)	—
Collins Aerospace Systems	(39)	(27)
Eliminations and other	(1)	(2)
Total Restructuring Costs	(112)	(69)

Significant non-recurring and non-operational items included in Operating Profit:
Collins Aerospace Systems
Loss on sale of business	(25)	—
Amortization of Rockwell Collins inventory fair value adjustment	(181)	—
Eliminations and other
Transaction and integration costs related to merger agreement with Rockwell Collins, Inc.	(9)	(30)
Costs associated with the Company's intention to separate its commercial businesses	(55)	—
	(270)	(30)
Total impact on Consolidated Operating Profit	(382)	(99)
Tax effect of restructuring and significant non-recurring and non-operational items above	81	19
Significant non-recurring and non-operational items included in Income Tax Expense
Unfavorable income tax adjustments related to the estimated impact of the U.S. tax reform legislation enacted on December 22, 2017	—	(44)
	—	(44)
Less: Impact on Net Income Attributable to Common Shareowners	(301)	(124)
Adjusted income attributable to common shareowners	$1,647	$1,421

Diluted Earnings Per Share	$1.56	$1.62
Impact on Diluted Earnings Per Share	(0.35)	(0.15)
Adjusted Diluted Earnings Per Share	$1.91	$1.77

Effective Tax Rate	21.8%	27.6%
Impact on Effective Tax Rate	(0.1)%	(2.6)%
Adjusted Effective Tax Rate	21.7%	25.0%

United Technologies Corporation
Segment Operating Profit Adjusted for Restructuring Costs and
Significant Non-recurring and Non-operational Items (as reflected on the previous page)

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2019	2018
Adjusted Operating Profit
Otis	$451	$476
Carrier	562	606
Pratt & Whitney	447	413
Collins Aerospace Systems	1,101	615
Segment Operating Profit	2,561	2,110
Eliminations and other	(37)	19
General corporate expenses	(97)	(102)
Adjusted Consolidated Operating Profit	$2,427	$2,027

Adjusted Segment Operating Profit Margin
Otis	14.6%	15.7%
Carrier	13.0%	13.8%
Pratt & Whitney	9.3%	9.5%
Collins Aerospace Systems	16.9%	16.1%
Adjusted Segment Operating Profit Margin	13.7%	13.6%

United Technologies Corporation
Components of Changes in Net Sales

Quarter Ended March 31, 2019 Compared with Quarter Ended March 31, 2018

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Other	Total
Otis	7%	(5)%	—%	—%	2%
Carrier	3%	(3)%	(1)%	—%	(1)%
Pratt & Whitney	12%	(1)%	—%	—%	11%
Collins Aerospace Systems	10%	—%	61%	—%	71%
Consolidated	8%	(3)%	15%	—%	20%

Collins Aerospace Systems
Commercial aftermarket sales*	9%	(1)%	56%	—%	64%
*On a pro forma basis, Collins Aerospace Systems commercial aftermarket sales increased 12% calculated by combining the results of UTC with the stand-alone results of Rockwell Collins for the pre-acquisition periods adjusted for conformity, as if the acquisition had been completed on January 1, 2017.

United Technologies Corporation
Condensed Consolidated Balance Sheet

	March 31,	December 31,
	2019	2018
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,240	$6,152
Accounts receivable, net	13,574	14,271
Contract assets, current	3,795	3,486
Inventory, net	10,474	10,083
Other assets, current	1,319	1,511
Total Current Assets	35,402	35,503
Fixed assets, net	12,210	12,297
Operating lease right-of-use asset	2,533	—
Goodwill	48,392	48,112
Intangible assets, net	26,280	26,424
Other assets	12,563	11,875
Total Assets	$137,380	$134,211

Liabilities and Equity
Short-term debt	$4,182	$4,345
Accounts payable	10,364	11,080
Accrued liabilities	10,750	10,223
Contract liabilities, current	6,107	5,720
Total Current Liabilities	31,403	31,368
Long-term debt	41,004	41,192
Operating lease liabilities	2,020	—
Other long-term liabilities	20,898	20,932
Total Liabilities	95,325	93,492
Redeemable noncontrolling interest	109	109
Shareowners' Equity:
Common Stock	22,489	22,438
Treasury Stock	(32,511)	(32,482)
Retained earnings	59,279	57,823
Accumulated other comprehensive loss	(9,519)	(9,333)
Total Shareowners' Equity	39,738	38,446
Noncontrolling interest	2,208	2,164
Total Equity	41,946	40,610
Total Liabilities and Equity	$137,380	$134,211

Debt Ratios:
Debt to total capitalization	52%	53%
Net debt to net capitalization	48%	49%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2019	2018
Operating Activities:
Net income from operations	$1,425	$1,368
Adjustments to reconcile net income from operations to net cash flows provided by operating activities:
Depreciation and amortization	942	581
Deferred income tax provision	21	42
Stock compensation cost	64	55
Change in working capital	(445)	(972)
Global pension contributions	(32)	(37)
Canadian government settlement	(38)	(221)
Other operating activities, net	(437)	(363)
Net cash flows provided by operating activities	1,500	453
Investing Activities:
Capital expenditures	(363)	(337)
Acquisitions and dispositions of businesses, net	114	(90)
Increase in collaboration intangible assets	(87)	(78)
Receipts (payments) from settlements of derivative contracts	92	(221)
Other investing activities, net	(150)	(250)
Net cash flows used in investing activities	(394)	(976)
Financing Activities:
Issuance (payment) of long-term debt, net	6	(975)
(Decrease) increase in short-term borrowings, net	(349)	666
Dividends paid on Common Stock	(609)	(535)
Repurchase of Common Stock	(29)	(25)
Other financing activities, net	(96)	(41)
Net cash flows used in financing activities	(1,077)	(910)
Effect of foreign exchange rate changes on cash and cash equivalents	41	119
Net increase (decrease) in cash, cash equivalents and restricted cash	70	(1,314)
Cash, cash equivalents and restricted cash, beginning of period	6,212	9,018
Cash, cash equivalents and restricted cash, end of period	6,282	7,704
Less: Restricted cash	42	37
Cash and cash equivalents, end of period	$6,240	$7,667

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2019		2018

Net income attributable to common shareowners	$1,346		$1,297
Net cash flows provided by operating activities	$1,500		$453
Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		111%		35%
Capital expenditures	(363)		(337)
Capital expenditures as a percentage of net income attributable to common shareowners		(27)%		(26)%
Free cash flow	$1,137		$116
Free cash flow as a percentage of net income attributable to common shareowners		84%		9%
Notes to Condensed Consolidated Financial Statements
Certain reclassifications have been made to the prior year amounts to conform to the current year presentation.
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.